Exhibit 32

BOL BANCSHARES, INC.

CERTIFICATION OF PERIODIC FINANCIAL REPORT

   Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of BOL Bancshares, Inc. (“Company”) certifies that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2011	/s/ G. Harrison Scott
G. Harrison Scott
Chairman

Date: March 31, 2011	/s/ Peggy L. Schaefer
Peggy L. Schaefer
Treasurer